Filed Pursuant to Rule 424(b)(7)

Registration No. 333-292556

Prospectus Supplement

(to Prospectus dated January 2, 2026)

mF INTERNATIONAL LIMITED

mF International Limited

up to 50,000,000 Class A ordinary shares

This prospectus supplement relates to the offer and resale from time to time of up to 50,000,000 Class A Class A ordinary shares (the “Shares”), no par value per share (the “Class A ordinary shares”), by the selling securityholders named herein, together with any additional selling securityholders listed in a prospectus supplement (together with any of such securityholders’ transferees, pledgees, donees or successors, the “Selling Securityholders”), which consists of 48,520,000 Class A ordinary shares issued pursuant to that certain securities purchase agreement dated as of November 21, 2025 (the “Purchase Agreement”) by and between the Company and the investors party thereto, and up to 1,480,000 Class A ordinary shares issuable upon the exercise of pre-funded warrants to purchase Class A ordinary shares (the “Pre-Funded Warrants”) issued pursuant to the Purchase Agreement.

We are filing this prospectus supplement to fulfill our contractual obligations pursuant to certain registration rights agreement dated November 21, 2025 by and among the Company and certain of the Selling Securityholders. See “Selling Securityholders” beginning on page S-9 of this prospectus supplement for more information about the Selling Securityholders. The registration of the Shares to which this prospectus supplement relates does not require the Selling Securityholders to sell any of their Shares, including any Class A ordinary shares issuable upon the exercise of Pre-Funded Warrants.

We are not selling any Class A ordinary shares under this prospectus supplement and will not receive any proceeds from the sale by the Selling Securityholders of the Shares. We will, however, receive the exercise price per share for any cash exercises of the Pre-Funded Warrants.

The Selling Securityholders may offer and sell or otherwise dispose of the Shares described in this prospectus supplement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants. See “Plan of Distribution” beginning on page S-14 for more information about how the Selling Securityholders may sell or dispose of their Shares.

Our Class A ordinary shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MFI.” On December 31, 2025, the closing price of our Class A ordinary shares was US$18.58 per share.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and, if applicable, any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.

None of the SEC or any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 2, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT This prospectus supplement

This prospectus supplement and the accompanying prospectus are part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this process, the selling shareholder named herein may offer and sell from time to time an aggregate of up to 50,000,000 of our Class A ordinary shares in one or more offerings.

This prospectus supplement describes the terms of the offerings by the selling shareholder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated January 2, 2026, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement— the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, in their entirety before making an investment decision.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these shares. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates thereof, regardless of when this prospectus supplement and the accompanying prospectus is delivered, or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus supplement contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

We will take advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the services with which we assist in the distributions;

●	our expectations regarding our client base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions in which we operate;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance;

●	the spread of COVID-19 and its new variants;

●	other assumptions described in this prospectus supplement underlying or relating to any forward-looking statements; and

●	other matters described in the section titled “Item 3.D. – Risk Factors” in our most recent annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 23, 2025, incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus supplement. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus supplement, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

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PROSPECTUS Supplment SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

The Company

We are a holding company incorporated in the British Virgin Islands, and all of our operations are carried out by five Operating Subsidiaries in Hong Kong. Our principal Hong Kong subsidiary, m-FINANCE, established in 2002, is a Hong Kong-based experienced financial trading solution provider principally engaged in the development and provision of financial trading solutions. m-FINANCE has approximately 20 years of experience in providing real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information for brokers and institutional clients via internet or platform as software as a service. m-FINANCE has provided a wide range of top-notch services, including mF4 Trading Platform, Trader Pro, Bridge and Plugins, CRM System, ECN System, Liquidity Solutions, Cross-platform “Broker+” Solution, Social Trading Applications and other value-added services.

m-FINANCE has been committed to providing an advanced trading platform and innovative one-stop trading solution that fits for the Asian market, with clients located over mainland China, Hong Kong and Southeast Asia. m-FINANCE’s customers are mainly financial institutions, including brokers, investment banks, institutional clients and financial services providers. As of the date of this annual report, m-FINANCE’s trading platform is handling a monthly average transaction value of over US$100 billion.

Revenues are primarily generated from the operations of the Operating Subsidiaries providing trading platform solutions and financial value-added services via internet or platform as software as a service. For the years ended December 31, 2022, 2023 and 2024, our total revenue was approximately HK$34,931,827, HK$31,961,177, and HK$26,085,318 (US$3,358,178), respectively. Our gross profit and net income were HK$18,419,125 and HK$6,818,599, respectively, for the year ended December 31, 2022. Our gross profit and net income were HK$17,965,507 and HK$6,628,881, respectively, for the year ended December 31, 2023. Our gross profit and net loss were HK$12,302,194 (US$1,583,763) and HK$20,210,992 (US$2,601,926), respectively, for the year ended December 31, 2024.

In December 2025, we closed the private placement previously announced on November 21, 2025, raising aggregate gross proceeds of $500 million. The net proceeds will be used primarily to advance our digital asset treasury strategy, including the acquisition of Bitcoin Cash (BCH) and other select cryptocurrencies, with the balance allocated to general corporate purposes.

Recent Development

On November 21, 2025, the Company announced a $500.0 million private placement, or PIPE, with accredited institutional investors in connection with its plans to initiate a digital asset treasury strategy. The PIPE closed on December 1, 2025 and involved the sale of 50 million of the Company’s class A ordinary shares and Pre-Funded Warrants at a purchase price of $10.00 per Class A ordinary share. The Company received aggregate gross proceeds of $500.0 million from the PIPE, before deducting offering expenses. The Company intends to use the net proceeds primarily fund the acquisition of bitcoin cash and the establishment of the Company’s digital asset treasury operations, as well as for working capital, general corporate and other purposes.

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ABOUT THIS OFFERING

The summary below describes the principal terms of the offering. Please refer to the section “Description of Securities” in this prospectus supplement for a more detailed description of our securities.

Shares offered by the Selling Securityholders	50,000,000 Class A ordinary shares, consisting of 48,520,000 Class A ordinary shares issued pursuant to the Purchase Agreement by and between the Company and the investors party thereto, and up to 1,480,000 Class A ordinary shares issuable upon the exercise of the Pre-Funded Warrants issued pursuant to the Purchase Agreement

Plan of Distribution	The Selling Securityholders will determine when and how they will sell the Shares offered in this prospectus supplement, as described in the “Plan of Distribution” section.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares. We will, however, receive the exercise price per share for any cash exercises of the Pre-Funded Warrants.

Risk Factors	You should read the “Risk Factors” section beginning on page 11 for a discussion of factors to consider carefully before deciding to purchase the Shares.

The Nasdaq Capital Market Symbol	MFI

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in the section titled “Risk Factors” in the prospectus supplement, the accompanying prospectus and in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement or the accompanying prospectus, together with all of the other information appearing or incorporated by reference herein and therein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Offering

A substantial number of our Class A ordinary shares may be sold in the market following the effective date of the registration statement of which this prospectus supplement forms a part, which may depress the market price for our Class A ordinary shares.

Sales of a substantial number of our Class A ordinary shares in the public market following the effective date of the registration statement of which this prospectus supplement forms a part could cause the market price of our Class A ordinary shares to decline.

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USE OF PROCEEDS

The Selling Securityholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; we will, however, receive the exercise price per share for any cash exercises of the Pre-Funded Warrants or Ordinary Warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the Shares to be sold by the Selling Securityholders pursuant to this prospectus supplement. Other than registration expenses, the Selling Securityholders will bear their own broker or similar commissions payable with respect to sales of the Shares.

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DIVIDEND POLICY

We may declare dividends on our ordinary shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the BVI Act, which permits the distribution of dividends as the board may authorize and declare a dividend to shareholders at such time and of such an amount as the board think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due only. Under our Memorandum and Articles of Association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See the sections titled “Description of Securities” and “Tax Considerations” for additional information.

The Company and its Operating Subsidiaries currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of the business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. As of the date of this prospectus supplement, we do not plan to pay any further dividends out of our retained earnings in the foreseeable future.

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SELLING SECURITYHOLDERS

We are registering the resale of the Class A ordinary shares issued to the Selling Securityholders and the Class A ordinary shares issuable upon exercise of each of the Pre-Funded Warrants in order to permit such Selling Securityholders to offer the Shares for resale from time to time.

The following table sets forth, based on written representations from the Selling Securityholders, certain information as of December 31, 2025 regarding the beneficial ownership of our Class A ordinary shares and warrants by the Selling Securityholders and the Shares being offered by the Selling Securityholders. The share amounts in the table below do not give effect to the beneficial ownership limitation in the Pre-Funded Warrants. The applicable percentage ownership of ordinary shares is based on 49,045,597 Class A ordinary shares and 1,130,862 Class B ordinary shares outstanding as of December 31, 2025. Information with respect to our Class A ordinary shares and warrants owned beneficially after the offering assumes the sale of all of the Shares held by the Selling Securityholders. The Selling Securityholders may offer and sell some, all or none of their securities.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. As such, we are unable to declare the number of Class A ordinary shares and warrants that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus supplement.

Other than as outlined below, to our knowledge, none of the Selling Securityholders has, or during the three years prior to the date of this prospectus supplement has had, any position, office or other material relationships with us or any of our affiliates.

Selling Securityholder information for each new Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus supplement. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus supplement, including the identity of each Selling Securityholder and the number of Class A ordinary shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Beneficial Ownership Before Offering				Beneficial Ownership After Offering
Name	Number of Shares		Percentage of Ordinary Shares(1)	Maximum Number of Shares Offered(2)	Number of Shares	Percentage of Shares
Avenir Tech Limited	500,000	(3)	*	500,000	-	-
Aventra Capital Limited	200,000	(4)	*	200,000	-	-
Bai Hongri	200,000		*	200,000	-	-
Chen Xi	50,000		*	50,000	-	-
Coya Innovation Holdings Limited	300,000	(5)	*	300,000	-	-
Data Interconnection Investment Holding Co., Ltd	100,000	(6)	*	100,000	-	-
Du Taojun	2,500,000		4.98%	2,500,000	-	-
Elephant Mining Trading Limited	500,000	(7)	*	500,000	-	-
Fang Xuan	100,000		*	100,000	-	-
Fly Up Investment Co., Ltd	2,500,000	(8)	4.98%	2,500,000	-	-
Galaxy Digital LP	100,000	(9)	*	100,000	-	-
Gao Zhangpeng	100,000		*	100,000	-	-
Global Express International Group Limited	1,270,000	(10)	2.53%	1,270,000	-	-
Great Ocean Prime Holding Limited	200,000	(11)	*	200,000	-	-
GSR EV Partners UGP Limited	500,000	(12)	*	500,000	-	-
Guo Fei	2,500,000		4.98%	2,500,000	-	-
Hong Wanling	100,000		*	100,000	-	-
Hongchen Technology Limited	2,500,000	(13)	4.98%	2,500,000	-	-
Jing Chen Investment Limited	2,500,000	(14)	4.98%	2,500,000	-	-
Liu Xiaodong	100,000		*	100,000	-	-
Liu Yishan	2,500,000		4.98%	2,500,000	-	-
Lu Haifeng	2,500,000		4.98%	2,500,000	-	-
Lucky Era International Group Limited	2,500,000	(15)	4.98%	2,500,000	-	-
Luo Dan	40,000		*	40,000	-	-
Most Bright International Holdings Group Limited	1,000,000	(16)	1.99%	1,000,000	-	-
Prosper Concept Limited	2,500,000	(17)	4.98%	2,500,000	-	-
Qingwu Investment Limited	2,000,000	(18)	3.99%	2,000,000	-	-
Revo Investment Fund SPC Limited - US Tech Treasury SP	3,480,000	(19)	6.94%	3,480,000	-	-
Rich Energy Technology Limited	2,500,000	(20)	4.98%	2,500,000	-	-
Riverstone Path Limited	500,000	(21)	*	500,000	-	-
Shi Xiankun	2,500,000		4.98%	2,500,000	-	-
Sky World Capital Limited	300,000	(22)	*	300,000	-	-
Success Pioneer International Holdings Limited	50,000	(23)	*	50,000	-	-
Tong Kei	100,000		*	100,000	-	-
Wang Huaiqiang	3,000,000	(24)	5.98%	3,000,000	-	-
Wang Junhan	10,000		*	10,000	-	-
Wang Yanchao	2,500,000		4.98%	2,500,000	-	-
Warrior Investment Limited	2,500,000	(25)	4.98%	2,500,000	-	-
Yu Chu Zi Yu Limited	100,000	(26)	*	100,000	-	-
Yu Dawn Technology Limited	2,500,000	(27)	4.98%	2,500,000	-	-
Zheng Xiaochun	100,000		*	100,000	-	-

* Percentage not listed if less than 1%

(1)	The applicable percentage ownership of ordinary shares is based on 49,045,597 Class A ordinary shares and 1,130,862 Class B ordinary shares outstanding as of December 31, 2025.

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(2)	Represents all of the ordinary shares that the Selling Securityholders may offer and sell from time to time under this prospectus supplement without giving effect to the beneficial ownership limitation in the Pre-Funded Warrants.

(3)	Lin Li has sole voting and dispositive power over the shares held by Avenir Tech Limited. The address of the principal place of business of Lin Li and Avenir Tech Limited is 10/F, CCB Tower, 3 Connaught Road Central, Hong Kong.

(4)	Gengfa Zhong has sole voting and dispositive power over the shares held by Aventra Capital Limited. The address of the principal place of business of Aventra Capital Limited is 3 Temasek Avenue, #22-01, Singapore.

(5)	Jingyang Fang has sole voting and dispositive power over the shares held by Coya Innovation Holdings Limited. The address of the principal place of business of Coya Innovation Holdings Limited is Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, British Virgin Islands.

(6)	Mao Ye has sole voting and dispositive power over the shares held by Data Interconnection Investment Holding Co., Ltd. The address of the principal place of business of Data Interconnection Investment Holding Co., Ltd is Flat J, 6/F, Block 2, Mayfair by the Sea 8, No. 1 Fo Yin Road, Tai Po, New Territories, Hong Kong SAR.

(7)	Yuzhe Li has sole voting and dispositive power over the shares held by Elephant Mining Trading Limited. The address of the principal place of business of Elephant Mining Trading Limited is Unit 2402, Tower 4, Phase 1, China Resources Runxi City, Yuehai Street, Nanshan District, Shenzhen, PRC.

(8)	Shiyuan Li has sole voting and dispositive power over the shares held by Fly Up Investment Co., Ltd. The address of the principal place of business of Fly Up Investment Co., Ltd is Flat A, 12/F, Block 3, Braemar Hill Mansion, 19 Braemar Hill Road, North Point, Hong Kong.

(9)	Galaxy Digital LP is the holder of record of the securities reported in this statement. Galaxy Digital GP LLC is the general partner of Galaxy Digital LP and wholly owned by Galaxy Digital Holdings LP. Galaxy Digital Inc. is the general partner of Galaxy Digital Holdings LP. Galaxy Group Investments LLC holds a majority of the voting power over Galaxy Digital Inc. and is controlled by Michael Novogratz. Galaxy Digital LP is located at 300 Vesey St., 13th Floor, New York, NY 10282, United States.

(10)	Ji-Liang Liou has sole voting and dispositive power over the shares held by Great Ocean Prime Holding Limited. The address of the principal place of business of Great Ocean Prime Holding Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, VG1110, British Virgin Islands.

(11)	Sonny Wu has sole voting and dispositive power over the shares held by GSR EV Partners UGP Limited. The address of the principal place of business of GSR EV Partners UGP Limited is Level 20, One IFC, 1 Harbour View Street, Central, Hong Kong.

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(12)	Guanghai Chen has sole voting and dispositive power over the shares held by Global Express International Group Limited. The address of the principal place of business of Global Express International Group Limited is 23A, Block 15, Sai Wan Ho Mansion, 43 Braemar Hill Road, North Point, Eastern District, Hong Kong.

(13)	Zhuanjun Wu has sole voting and dispositive power over the shares held by Hongchen Technology Limited. The address of the principal place of business of Hongchen Technology Limited is Flat C, 37/F, Tower 7, 28 Siu Sai Wan Road, Island Resort, Siu Sai Wan, Hong Kong.

(14)	Jianbing Yang has sole voting and dispositive power over the shares held by Jing Chen Investment Limited. The address of the principal place of business of Jing Chen Investment Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(15)	Jingshan Shi has sole voting and dispositive power over the shares held by Lucky Era International Group Limited. The address of the principal place of business of Lucky Era International Group Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(16)	Meng Meng has sole voting and dispositive power over the shares held by Most Bright International Holdings Group Limited. The address of the principal place of business of Most Bright International Holdings Group Limited is Room 251, 9th Floor, Peace Garden, No. 249–251 Prince Edward Road West, Hong Kong.

(17)	Tianci Yuan has sole voting and dispositive power over the shares held by Prosper Concept Limited. The address of the principal place of business of Prosper Concept Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(18)	Tingting Hu has sole voting and dispositive power over the shares held by Qingwu Investment Limited. The address of the principal place of business of Qingwu Investment Limited is Room 8C, Block D, Building 10, Xingfu Coast, Xin’an Street, Bao’an District, Shenzhen, PRC.

(19)	Consists of (i) 2,500,000 Class A ordinary shares and (ii) 980,000 Class A ordinary shares underlying certian Pre-Funded Warrant issued pursuant to the Purchase Agreement. Chun Wing Ray Tam, Cho Ping Zanne Kwan, and Sarah Wheeler have sole voting and dispositive power over the shares held by Revo Investment Fund SPC Limited – US Tech Treasury SP. The address of the principal place of business of Revo Investment Fund SPC Limited – US Tech Treasury SP is 32/F, The Center, 99 Queen’s Road Central, Central, Hong Kong.

(20)	Haibo Liu has sole voting and dispositive power over the shares held by Rich Energy Technology Limited. The address of the principal place of business of Rich Energy Technology Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(21)	Nani Wang has sole voting and dispositive power over the shares held by Riverstone Path Limited. The address of the principal place of business of Riverstone Path Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(22)	Lam Yuen Hung has sole voting and dispositive power over the shares held by Sky World Capital Limited. The address of the principal place of business of Sky World Capital Limited is Flat 2, 1/F, Peak Gardens, 20 Mount Austin Road, The Peak, Hong Kong.

(23)	Chengkang Wang has sole voting and dispositive power over the shares held by Success Pioneer International Holdings Limited. The address of the principal place of business of Success Pioneer International Holdings Limited is Building 32, Phase I Yuanshan Chunqiu, No. 59 Jinfu Road, Liuniangfu Street, Pingguo Yuan Subdistrict, Shijingshan District, Beijing, PRC.

(24)	Consists of (i) 2,500,000 Class A ordinary shares and (ii) 50,000 Class A ordinary shares underlying certain Pre-Funded Warrant issued pursuant to the Purchase Agreement.

(25)	Tongli Zhang has sole voting and dispositive power over the shares held by Warrior Investment Limited. The address of the principal place of business of Warrior Investment Limited is Room 4310, 43/F, China Resources Building, No. 26 Harbour Road, Wanchai, Hong Kong.

(26)	Gang Liu has sole voting and dispositive power over the shares held by Yu Chu Zi Yu Limited. The address of the principal place of business of Yu Chu Zi Yu Limited is Room B, 16/F, Eubank Plaza, 9 Chiu Lung Street, Central, Hong Kong.

(27)	Long Yu has sole voting and dispositive power over the shares held by Yu Dawn Technology Limited. The address of the principal place of business of Yu Dawn Technology Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

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PLAN OF DISTRIBUTION

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus supplement may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus supplement from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus supplement on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus supplement:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best-efforts basis;

●	settlement of short sales entered into after the date of this prospectus supplement;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement is a part by delivering a prospectus with a plan of distribution. To the extent a distributee is not an affiliate of ours, the distributee would thereby receive freely tradeable securities pursuant to the distribution through the registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributee to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus supplement to name specifically such person as a Selling Securityholder.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus supplement. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus supplement. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus supplement is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus supplement;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

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In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A ordinary shares are traded on The Nasdaq Capital Market under the symbol “MFI.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus supplement and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus supplement and any applicable prospectus supplement.

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If at the time of any offering made under this prospectus supplement a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”) that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus supplement pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus supplement, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus supplement available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

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EXPENSES RELATED TO THE OFFERING

The following are the estimated expenses related to the filing of the registration statement of which this prospectus supplement forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus supplement. Any such additional expenses will be disclosed in a prospectus supplement.

SEC Registration Fee	US$	126,327	(1)
Accounting Fees and Expenses		N/A
Legal Fees and Expenses		50,000
Financial Printing and Miscellaneous Expenses		23,673
Total	US$	200,000

(1)Represents the registration fee with respect to the offering under this prospectus supplement only. The selling securityholders in the secondary offering may incur additional expenses in the future in connection with the offering of its Class A ordinary shares pursuant to this prospectus supplement. Any such additional expenses will be disclosed in a prospectus supplement (if any) required to be filed in connection with any such offering.

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LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of ordinary shares has been passed on by Ogier.

EXPERTS

The consolidated financial statements of mF International Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Summit Group CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2023 and for the years ended December 31, 2023 and 2022 of mF International Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange controls or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, all our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our British Virgin Islands counsel, and our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company; and

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Our Hong Kong counsel has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A ordinary shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://ir.m-finance.com/. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference:

●	our Annual Report for the fiscal year ended December 31, 2024 on Form 20-F, filed with the SEC on April 23, 2025;

●	the description of our Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 19, 2024, and any amendment or report filed for the purpose of updating such description;

●	our Current Report on Form 6-K furnished to the SEC on May 29, 2025 that announces entry into a share purchase agreement pursuant to which all of our Class B ordinary shares, representing approximately 97.73% of the aggregate voting power of the outstanding ordinary shares of the Company, will be sold by Gaderway Investments Limited to Fire Lucky Investment Co., Ltd. for US$7,800,000 in cash;

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●	our Current Report on Form 6-K furnished to the SEC on June 3, 2025 that announces of Mr. Haoyu Wang to serve as the new to serve as the Chief Executive Officer, Ms. Yang Liu to serve as the new Chief Financial Officer, and Ms. Yahong Hu, Mr. Wei Qian and Mr. Philippe Douste-Blazy to serve as independent directors, each as of June 2, 2025;

●	our Current Report on Form 6-K furnished to the SEC on June 25, 2025 that announces the closing of the share purchase agreement pursuant to which all of our Class B ordinary shares, representing approximately 97.73% of the aggregate voting power of the outstanding ordinary shares of the Company, were be sold by Gaderway Investments Limited to Fire Lucky Investment Co., Ltd. for US$7,800,000 in cash;

●	our Current Report on Form 6-K furnished to the SEC on July 7, 2025 that announces the consolidation of all of the Company’s issued and outstanding 4,204,775 Class A ordinary shares of no par value, each with one vote per share, and 9,046,892 Class B ordinary shares of no par value, each with 20 votes per share, on an 8:1 basis, which was approved by the Company’s board of directors and shareholders on May 30, 2025. As a result of the Share Consolidation, each of the 4,204,775 Class A ordinary shares and 9,046,892 Class B ordinary shares were automatically consolidated into 525,597 Class A ordinary shares of no par value, each with one vote per share, and 1,130,862 Class B ordinary shares of no par value, each with 20 votes per share, respectively, without any action on the part of the shareholders;

●	our Current Report on Form 6-K furnished to the SEC on August 29, 2025 that attaches as exhibits the loan agreement dated August 26, 2025 entered into between the Company and our controlling shareholder, Fire Lucky Investment Co., Ltd. pursuant to which Fire Lucky agreed to lend the Company $1,000,000 (the “Loan”). The Loan bears interest at the rate of 5% per annum, payable upon maturity of the Loan, matures on December 25, 2025, and is prepayable without penalty upon at least ten business days’ written notice to Fire Lucky; and

●	our Current Report on Form 6-K furnished to the SEC on October 2, 2025 that attaches as exhibits our unaudited condensed consolidated financial statements and notes for the six months ended June 30, 2025 and 2024;

●	our Current Report on Form 6-K furnished to the SEC on November 4, 2025 that announces our adoption of the 2025 Share Incentive Plan and attaches as an exhibit our 2025 Share Incentive Plan; and

●	our Current Report on Form 6-K furnished to the SEC on November 25, 2025 that announces the issuance of Class A ordinary shares and Pre-Funded Warrants pursuant to the Purchase Agreement and attaches the press releases announcing the transaction and the Company’s digital asset treasury strategy and the appointment of new chief executive officer and director, the form of Pre-Funded Warrant, the form of Purchase Agreement and the form of registration statement.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus supplement forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus supplement or such prospectus supplement (i) after the filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the completion of an offering of securities under this prospectus supplement.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

mF International Limited
2308, 23/F, The Center, 99 Queen’s Road Central

Central, Hong Kong

(+852) 6810-1055
Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or any accompanying prospectus supplement.

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Prospectus

mF INTERNATIONAL LIMITED

mF International Limited

Ordinary Shares

Debt Securities

Warrants

Units

From time to time we or selling securityholders may offer, issue and sell any combination of the securities (collectively, the “securities”) described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this Prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see the section titled “Plan of Distribution” beginning on page 36 of this prospectus.

Our Class A ordinary shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MFI.” On December 31, 2025, the closing price of our Class A ordinary shares was US$18.58 per share.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 12 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

None of the SEC or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic registration statement that we filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we or the selling securityholders may, from time to time, sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read carefully this Prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein, or therein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Before buying any of the securities we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we, the selling securityholders nor any underwriters, dealers or agents have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we, the selling securityholders nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find More Information.”

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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MARKET PRICE INFORMATION

Our Class A ordinary shares are currently listed on Nasdaq under the symbol “MFI.” On December 31, 2025, the closing price of our Class A ordinary shares was US$18.58 per share. The market price of Class A ordinary shares could vary at any time.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

We will take advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the services with which we assist in the distributions;

●	our expectations regarding our client base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions in which we operate;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance;

●	the spread of COVID-19 and its new variants;

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements; and

●	other matters described in the section titled “Item 3.D. – Risk Factors” in our most recent annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 23, 2025, incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page 12 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

The Company

We are a holding company incorporated in the British Virgin Islands, and all of our operations are carried out by five Operating Subsidiaries in Hong Kong. Our principal Hong Kong subsidiary, m-FINANCE, established in 2002, is a Hong Kong-based experienced financial trading solution provider principally engaged in the development and provision of financial trading solutions. m-FINANCE has approximately 20 years of experience in providing real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information for brokers and institutional clients via internet or platform as software as a service. m-FINANCE has provided a wide range of top-notch services, including mF4 Trading Platform, Trader Pro, Bridge and Plugins, CRM System, ECN System, Liquidity Solutions, Cross-platform “Broker+” Solution, Social Trading Applications and other value-added services.

m-FINANCE has been committed to providing an advanced trading platform and innovative one-stop trading solution that fits for the Asian market, with clients located over mainland China, Hong Kong and Southeast Asia. m-FINANCE’s customers are mainly financial institutions, including brokers, investment banks, institutional clients and financial services providers. As of the date of this annual report, m-FINANCE’s trading platform is handling a monthly average transaction value of over US$100 billion.

Revenues are primarily generated from the operations of the Operating Subsidiaries providing trading platform solutions and financial value-added services via internet or platform as software as a service. For the years ended December 31, 2022, 2023 and 2024, our total revenue was approximately HK$34,931,827, HK$31,961,177, and HK$26,085,318 (US$3,358,178), respectively. Our gross profit and net income were HK$18,419,125 and HK$6,818,599, respectively, for the year ended December 31, 2022. Our gross profit and net income were HK$17,965,507 and HK$6,628,881, respectively, for the year ended December 31, 2023. Our gross profit and net loss were HK$12,302,194 (US$1,583,763) and HK$20,210,992 (US$2,601,926), respectively, for the year ended December 31, 2024.

In December 2025, we closed the private placement previously announced on November 21, 2025, raising aggregate gross proceeds of $500 million. The net proceeds will be used primarily to advance our digital asset treasury strategy, including the acquisition of Bitcoin Cash (BCH) and other select cryptocurrencies, with the balance allocated to general corporate purposes. See “—Recent Developments” and “Risk Factors— Risks Related to Our Digital Asset Treasury Strategy” for more information.

Summary of Risk Factors

An investment in our securities involves risks. Before you decide to buy our securities, you should consider carefully all of the information in this prospectus as well as the documents incorporated herein by reference, including the risk factors set forth in the section titled “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 23, 2025, incorporated herein by reference. Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities and the value of the securities may decline, and you could lose all or part of your investment. See the section titled “Where You Can Find More Information” in this prospectus for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus.

Risks Related to Our Digital Asset Treasury Strategy

●	Our digital treasury strategy exposes us to various risks, including liquidity, counterparty, technical risks.
●	Bitcoin Cash (“BCH”) may be subject to risks that are greater than those associated with other, more widely adopted digital assets.
●	Our operating results will be dependent on the price of digital assets, including BCH. If such price declines, our business, operating results, and financial condition would be adversely affected.
●	Regulatory change reclassifying that BCH or other could lead to our classification as an “investment company” under the Investment Company Act of 1940
●	We are not subject to the regulatory framework that governs investment companies or investment advisers.
●	Our digital-asset activities are not regulated as those of mutual funds, exchange-traded funds, or registered investment advisers. As a result, our operations may involve greater volatility, concentration risk, and management discretion than would be permitted under those regimes.
●	We may be subject to additional tax liabilities or regulatory changes affecting digital assets.
●	Future changes in U.S. federal income tax treatment or other regulations applicable to digital-asset activities could adversely affect our tax position or subject us to additional compliance costs, audits, or liabilities.
●	Our digital-asset strategy may create complications with third-party service providers.

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Risks Related to Our Corporate Structure

We are a BVI holding company with five Operating Subsidiaries based in Hong Kong and we are subject to risks and uncertainties related to this corporate structure. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Our Company and its Operating Subsidiaries currently do not have any substantive operations in mainland China. Accordingly, the current PRC laws and regulations do not have any material impact on our business, financial condition and results of operations.

However, in the event that we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Currently, we remain subject to certain legal and operational risks associated both in mainland China and Hong Kong with the Operating Subsidiaries, including, but not limited to, the following:

●	We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. In the future, the funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or the Operating Subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on the Operating Subsidiaries’ ability to conduct business and might materially decrease the value of Ordinary Shares or cause them to be worthless.

●	Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of the Operating Subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material change in their operations and/or the value of the securities we are registering for sale.

●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the Operating Subsidiaries’ business, financial condition and results of operations.

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●	Substantially all of the Operating Subsidiaries’ operations are conducted in Hong Kong, with less than 10% of their total customers in mainland China. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our securities to significantly decline or be worthless.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

Risks Related to Doing Business in Hong Kong

All of our current operations are in Hong Kong, which is a special administrative region of the PRC with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. As confirmed by our Hong Kong counsel, the PRC laws and regulations do not currently have any material impact on the business of the Operating Subsidiaries, their financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operate in Hong Kong may face similar regulatory risks as those operate in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. The Chinese government may intervene or influence the operations of the Operating Subsidiaries at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in the operations and/or the value of the securities we are registering for sale, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In general, we face risks and uncertainties relating to doing business in Hong Kong, including, but not limited to, the following:

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact the Operating Subsidiaries.

●	The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the operations of the Operating Subsidiaries and/or the value of the securities we are registering for sale.

●	There are some political risks associated with conducting business in Hong Kong.

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Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Section 404(b) of Sarbanes-Oxley Act of 2002.

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Class A ordinary shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See the section titled “Item 3.D. Key Information—Risk Factors—Risks Related to Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States” in our most recent annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 23, 2025, incorporated herein by reference.

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Corporate Information

mF International is a BVI business company limited by shares and established under the laws of the British Virgin Islands on June 15, 2022. It is a holding company with no business operations of its own. mF International, through its wholly-owned subsidiaries m-FINANCE, mFTT, OTX, CAT Strategy Limited and iBCH Inc. conducts business operations in Hong Kong. A reorganization of the legal structure of the Company (the “Reorganization”) was completed on August 22, 2022. Prior to the Reorganization, our main Hong Kong subsidiary, m-FINANCE, with its three subsidiaries mFTT, OTX and SZ WFOE, was ultimately controlled by Gaderway Investments Limited. On August 15, 2025, mF International Limited established two subsidiaries, CAT Strategy Limited, a Hong Kong limited liability company, and iBCH Inc., a British Virgin Islands limited liability company, to introduce investment management.

As part of the Reorganization, mF International was incorporated under the laws of the British Virgin Islands on June 15, 2022, and being interspersed between Gaderway Investments Limited and m-FINANCE. Consequently, mF International became the holding company of m-FINANCE, with its three subsidiaries on August 22, 2022. The Company and its subsidiaries resulting from Reorganization have always been under the common control of the same controlling shareholder, Gaderway Investments Limited, before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

For the purpose of operating business in 2002, m-FINANCE was incorporated to provide financial trading solutions, including real-time mission critical forex, bullion/commodities trading platform solutions, financial value-added services, mobile applications and financial information for brokers and institutional clients in the region. After several years of operations, m-FINANCE had accumulated sufficient financial resources, and it established three wholly owned subsidiaries, OTX, mFTT and SZ WFOE in 2009, 2013 and 2014, respectively, for the purpose of increasing business efficiencies and diversification. In 2020, SZ WFOE applied for deregistration and the process of deregistration was completed in March 2023. As of the date of this prospectus, we conduct our business operations in Hong Kong solely through our Operating Subsidiaries. mF International’s address is 2308, 23/F, The Center, 99 Queen’s Road Central, Central, Hong Kong (+852) 6810-1055.

Recent Developments

On November 21, 2025, the Company announced a $500.0 million private placement, or PIPE, with accredited institutional investors in connection with its plans to initiate a digital asset treasury strategy. The PIPE closed on December 1, 2025 and involved the sale of 50 million of the Company’s class A ordinary shares and Pre-Funded Warrants at a purchase price of $10.00 per class A ordinary share. The Company received aggregate gross proceeds of $500.0 million from the PIPE, before deducting offering expenses. The Company intends to use the net proceeds primarily fund the acquisition of Bitcoin cash (BCH) and the establishment of the Company’s digital asset treasury operations, as well as for working capital, general corporate and other purposes.

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THE SECURITIES WE OR THE SELLING SECURITYHOLDERS MAY OFFER

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto incorporated by reference herein and the information set forth in the sections titled “Risk Factors.” Unless the context otherwise requires, we use the terms “mF International,” “we,” “us” and “our” in this Prospectus to refer to mF International Limited and our wholly-owned subsidiaries.

The Securities We or Selling Securityholders May Offer

We or selling securityholders may offer shares of our ordinary shares, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination including as units, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. We or selling securityholders may also offer ordinary shares and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity date, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exercise, exchange or sinking fund terms, if any;
●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the deemed time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We or selling securityholders and our or their agents, underwriters or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding options to purchase additional shares or other options, if any; and
●	the estimated net proceeds to us, if any.

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Ordinary Shares. We may issue ordinary shares from time to time, and the selling securityholders may offer ordinary shares from time to time. The holders of our class A ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, the holders of our ordinary shares are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future. Upon our liquidation, dissolution or winding up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred shares that may then be outstanding, our remaining assets legally available for distribution to shareholders shall be distributed on an equal priority, pro rata basis to the holders of ordinary shares. None of our ordinary shares are subject to redemption or have preemptive rights to purchase additional ordinary shares. In this Prospectus, we have summarized certain general features of the ordinary shares under the heading “Description of Securities - Description of Class A Ordinary Shares.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any ordinary shares being offered.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices. Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Securities - Description of Debt Securities, Warrants and Units and Other Securities - Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We will file the form of indenture and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of ordinary shares, units and/or debt securities in one or more series. We may issue warrants independently or in combination with ordinary shares and/or debt securities offered by any prospectus supplement, including as a component of units. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Securities - Description of Debt Securities, Warrants and Units and Other Securities - Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificates, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we may are offer, and any supplemental agreements, before the issuance of such warrants. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. In this prospectus, we have summarized certain general features of the units under the heading “Description of Securities - Description of Debt Securities, Warrants and Units and Other Securities - Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of units being offered, as well as the form of unit and/or the unit agreement, as applicable, that contain the terms of the units. We will file the forms of the unit agreements and forms certificates containing the terms of the unis that may be offered as exhibits to the registration statement of which this prospectus is a part.

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Conventions that Apply to this Prospectus

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

● “$,” “dollars,” “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States.

● “BVI Act” are to the BVI Business Companies Act, 2004 (as amended);

● “BVI” are to the British Virgin Islands;

● “China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, unless referencing specific laws and regulations adopted by the PRC. The same legal and operational risks associated with operations in China may also apply to operations in Hong Kong;

● “Class A Ordinary Shares” are to the Class A Ordinary Shares of mF International Limited, with no par value;

● “Class B Ordinary Shares” are to the Class B Ordinary Shares of mF International Limited, with no par value;

● “Company,” “mF International,” “we”, “us”, or “our,” are to mF International Limited, a British Virgin Islands holding company, and to describing our consolidated financial information;

● “HK$, “HKD” and “HK Dollar” are to the legal currency of Hong Kong;

● “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this annual report only;

● “mainland China” are to mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this annual report only;

● “Memorandum and Articles” are to the current Memorandum and Articles of Association of mF International;

● “mF” or “m-FINANCE” are to m-FINANCE Limited, a Hong Kong company incorporated on February 11, 2002 and a wholly-owned subsidiary of mF International;

● “mFTT” are to m-FINANCE Trading Technologies Ltd., a Hong Kong company incorporated on March 21, 2013 and a wholly-owned subsidiary of mF International through m-FINANCE;

● “Operating Subsidiaries” are to m-FINANCE, mFTT and OTX (as defined below), wholly-owned subsidiaries of mF International, unless otherwise specified;

● “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares, collectively;

● “OTX” are to Omegatraders Systems Limited, a Hong Kong company incorporated on December 10, 2009 and a wholly-owned subsidiary of mF International through m-FINANCE;

● “PRC government” are to the government of mainland China, for the purposes of this annual report only;

● “PRC laws and regulations” or “PRC laws” are to the laws and regulations of mainland China;

● “SZ WFOE” are to m-FINANCE Software (Shenzhen) Limited, a mainland China company incorporated on March 27, 2014 and a wholly-owned subsidiary of m-FINANCE before de-registration; and

● “U.S. GAAP” refers to generally accepted accounting principles in the United States.

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described below and in the section titled “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Digital Asset Treasury Strategy

Our digital treasury strategy exposes us to various risks.

The trading price of digital assets significantly decreased during prior periods, and such declines may occur again in the future. Our digital assets holdings are expected to impact our financial results and the market price of our listed securities.

We expect that a large portion of our assets will be concentrated in our digital assets holdings. The concentration of our assets limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets. Our digital treasury strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold digital assets. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe BCH has the potential to serve as a hedge against inflation in the long term, the short-term price of BCH declined in recent periods during which the inflation rate increased. If BCH cash prices were to decline or our digital treasury strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians. Although we expect to implement various measures that are designed to mitigate our counterparty risks, such as storing substantially all of the digital assets we own in custody accounts at institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodian-held digital assets is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodian-held digital assets were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such digital assets, or delaying or hindering our access to our digital asset holdings, and this may ultimately result in the loss of the value related to some or all of such digital assets, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of the digital assets we hold. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry in recent years have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our digital assets, nor have such events adversely impacted our access to our digital assets, they have, in the short-term, likely negatively impacted the adoption rate and use of our digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of digital assets, limit the availability to us of financing collateralized by digital assets, or create or expose additional counterparty risks.

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The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Our operating results will be dependent on the price of digital assets, including BCH. If such price declines, our business, operating results, and financial condition would be adversely affected.

Any declines in the volume of digital asset transactions, the price of digital assets, or market liquidity for digital assets generally may adversely affect our operating results. As part of our digital asset treasury strategy, we will have significant investments in BCH and bitcoin-related assets. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of Bitcoin and financial contracts linked to Bitcoin. The price of digital assets and associated demand for buying, selling, and trading of digital assets have historically been subject to significant volatility. For instance, in 2017 and 2021, the value of certain digital assets, including Bitcoin, experienced steep increases in value, followed by steep declines in 2018 and 2022. After recovering from the 2018 decline and reaching record highs in December 2021, the value of the total crypto market cap declined by approximately 64% in the twelve months ended December 31, 2022. The collapse of several companies in the digital asset industry such as Celsius, Voyager and FTX impacted digital assets prices in 2022 and the majority of 2023. We believe that the approval and launch of spot-based Bitcoin ETFs in the U.S. in the first quarter of 2024 and the election of President Donald Trump in the fourth quarter of 2024 drove up the crypto market capitalization again in 2024, but the crypto market generally declined in 2025. The price and trading volume of any digital asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:

●	market conditions across the cryptoeconomy;

●	changes in liquidity, volume, and trading activities;

●	trading activities on digital asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

●	the speed and rate at which cryptocurrency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

●	decreased user and investor confidence in digital assets and digital asset trading platforms;

●	negative publicity and events relating to the cryptoeconomy;

●	unpredictable social media coverage or “trending” of digital assets;

●	the ability for digital assets to meet user and investor demands;

●	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

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●	consumer preferences and perceived value of digital assets and digital asset markets;

●	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;

●	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;

●	the characterization of digital assets under the laws of various jurisdictions around the world;

●	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by miners, validators, and developers worldwide;

●	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

●	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset trading platforms;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity of digital asset trading platforms;

●	interruptions in service from or failures of major digital asset trading platforms;

●	availability of an active derivatives market for various digital assets;

●	availability of banking and payment services to support cryptocurrency-related projects;

●	level of interest rates and inflation;

●	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

●	national and international economic and political conditions.

There is no assurance that any digital asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of digital assets or the demand for trading digital assets decline, our business, operating results, and financial condition could be adversely affected.

Bitcoin Cash (“BCH”) may be subject to risks that are greater than those associated with other, more widely adopted digital assets, which could result in increased volatility, reduced liquidity, and heightened uncertainty regarding its long-term viability.

Bitcoin Cash (BCH) is a digital asset that was created through a hard fork of the Bitcoin blockchain and is distinct from Bitcoin and other widely recognized digital assets in terms of network adoption, developer support, and market infrastructure. Compared to Bitcoin and certain other digital assets with larger market capitalizations and broader institutional participation, the market for BCH may be more susceptible to price manipulation, sudden liquidity shortages, and outsized price movements, which could adversely affect the value of our BCH holdings.

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The Bitcoin Cash network has experienced multiple contentious forks and governance disputes, which have resulted in the creation of competing and incompatible blockchain networks. These historical events highlight ongoing governance and coordination challenges within the BCH ecosystem. Future disagreements among developers, miners, or other network participants regarding protocol upgrades, block size, or technical direction could lead to further network fragmentation, operational instability, or loss of user confidence, risks that may be less pronounced in digital assets with more consolidated governance and development communities.

BCH also faces greater competitive pressure relative to certain other cryptocurrencies because its original value proposition—lower transaction fees and faster on-chain transactions—may be replicated or surpassed by alternative digital assets, layer-two solutions, or emerging blockchain technologies. If users, merchants, or developers migrate to competing platforms offering similar or superior functionality, the demand for BCH could decline, potentially more rapidly than for digital assets with broader use cases, stronger network effects, or greater brand recognition.

In addition, institutional adoption of BCH may be more limited than that of other digital assets. Certain institutional investors, custodians, and financial intermediaries may restrict or prohibit exposure to BCH due to internal risk policies, regulatory uncertainty, or perceived technological and governance risks. This limited institutional participation could constrain liquidity, increase volatility, and make it more difficult for us to efficiently acquire, hold, or dispose of BCH relative to other cryptocurrencies.

Because of these factors, BCH Cash may be subject to heightened risks of volatility, obsolescence, and adverse market perception compared to certain other cryptocurrencies, and any decline in the acceptance, functionality, or perceived legitimacy of BCH could have a disproportionate adverse effect on the value of our digital asset holdings and our financial condition.

Regulatory change reclassifying that BCH or other cryptocurrencies securities could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could have a material adversely effect on our business operations and the market price of our listed securities.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940 (the “Investment Company Act”), a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

A significant portion of our assets likely will be concentrated in our digital asset holdings. While senior SEC officials have stated their view that a digital asset is not offered and sold as a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our digital asset treasury strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if our digital asset is determined to be offered and sold as a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Bitcoin and in turn adversely affect the market price of our listed securities.

We are not subject to the regulatory framework that governs investment companies or investment advisers.

Our digital-asset activities are not regulated as those of mutual funds, exchange-traded funds, or registered investment advisers. As a result, our operations may involve greater volatility, concentration risk, and management discretion than would be permitted under those regimes.

We may be subject to additional tax liabilities or regulatory changes affecting digital assets.

Future changes in U.S. federal income tax treatment or other regulations applicable to digital-asset activities could adversely affect our tax position or subject us to additional compliance costs, audits, or liabilities.

Our digital-asset strategy may create complications with third-party service providers.

Certain insurance companies, financial institutions, or auditors may decline to transact or contract with companies engaging in digital-asset treasury activities, which could limit our access to services or increase operating costs.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

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SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this Prospectus and any applicable prospectus supplement. If the registration statement of which this Prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

DIVIDEND POLICY

We may declare dividends on our ordinary shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the BVI Act, which permits the distribution of dividends as the board may authorize and declare a dividend to shareholders at such time and of such an amount as the board think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due only. Under our Memorandum and Articles of Association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See the sections titled “Description of Securities” and “Tax Considerations” for additional information.

The Company and its Operating Subsidiaries currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of the business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. As of the date of this prospectus, we do not plan to pay any further dividends out of our retained earnings in the foreseeable future.

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DESCRIPTION OF SECURITIES

We are a British Virgin Islands business company limited by shares, and our affairs are governed by our Memorandum and Articles of Association, the BVI Act and the common law of the British Virgin Islands.

Our Class A ordinary shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Class A ordinary shares.

Description of Class A Ordinary Shares

The following is a summary of material provisions of our amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) as well as the BVI Business Companies Act, 2004 (as amended) (the “BVI Act”) insofar as they relate to the material terms of our Class A Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our Memorandum and Articles of Association, which are attached as Exhibit 3.1 to this prospectus.

Type and Class of Securities

Each Class A Ordinary Share has no par value per share. The number of Class A Ordinary Shares that have been issued as of the last day of the financial year ended December 31, 2024 is provided on the cover of the annual report on Form 20-F for that fiscal year. Our Class A Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

The holders of our Ordinary Shares do not have pre-emptive rights under the BVI Act or pursuant to our Memorandum and Articles of Association.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares;” together with Class A Ordinary Shares, the “Ordinary Shares”). In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 20 votes per one Class B Ordinary Share. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Due to the super voting power of holders of Class B Ordinary Shares, the voting power of the Class A Ordinary Shares may be materially limited.

Ordinary Shares

We are authorized to issue an unlimited number of Ordinary Shares, no par value per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as set forth in our Memorandum and Articles of Association in effect as of the date hereof. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 20 votes per one Class B Ordinary Share. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

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Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BVI Act and our Memorandum and Articles of Association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Memorandum and Articles of Association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

General Meetings of Shareholders

Under our Memorandum and Articles of Association, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50 percent of the Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Transfer of Class A Ordinary Shares

Subject to the restrictions contained in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares in accordance with NASDAQ’s rules and procedures.

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Liquidation

As permitted by the BVI Act and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up, any surplus remaining after all debts and liabilities are duly paid shall be distributable pari passu among the shareholders in proportion to the number of shares held by them.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Memorandum and Articles of Association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Variations of Rights of Shares

If at any time, the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Limitations on the Rights to Own Ordinary Shares

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares.

Provisions Affecting Any Change of Control -Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

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Ownership Threshold

There are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

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As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the Company required by the holders of 90%, or more of the shares of the Company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an “Action”). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the Company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits. There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members. A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

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Derivative actions. Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

■	the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

■	the Company does not intend to bring, diligently continue or defend or discontinue proceedings.

■	When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

■	whether the shareholder is acting in good faith;

■	whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

■	whether the action is likely to proceed;

■	the costs of the proceedings in relation to the relief likely to be obtained; and

■	the costs of the proceedings in relation to the relief likely to be obtained.

Just and equitable winding up. In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability. Our Memorandum and Articles of Association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

■	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

■	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Memorandum and Articles of Association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

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This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among other things, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association.

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may

(a) vote on a matter relating to the transaction;

(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the Memorandum and Articles of Association, the British Virgin Islands Court may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the BVI Act or the Memorandum and Articles of Association. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the Company have been, are being or likely to be, conducted in a manner that is, or any acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholders.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI Act and our Memorandum and Articles of Association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Memorandum and Articles of Association do not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is able to discharge its debts as they fall due and that the value of the Company’s assets exceed its liabilities.

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Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws. In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Changes in Capital

We may from time to time by resolution of our board of directors or, subject to our Memorandum and Articles of Association:

(a) amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue;

(b) split our authorized and issued Ordinary Shares into a larger number of shares; an

(c) combine our authorized and issued Ordinary Shares into a smaller number of shares.

Description of Debt Securities, Warrants and Units and Other Securities

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

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We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling securityholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations, currency, currencies or currency units in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

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Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

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●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Description of Warrants

We may issue warrants to purchase our debt securities or ordinary shares. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of mF International Limited, the trustees, the warrant agents, the unit agents or any other agent of mF International Limited, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any selling securityholders, underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best effort basis for the period of its appointment.

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Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with us or the selling securityholders, or perform services for us or the selling securityholders in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

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EXPENSES RELATED TO THE OFFERING

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

SEC Registration Fee(1)	US$
FINRA Filing Fee(2)
Accounting Fees and Expenses(2)
Legal Fees and Expenses(2)
Financial Printing and Miscellaneous Expenses(2)
Total(2)	US$

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees for the securities offered by this Prospectus.

(2)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of ordinary shares by a “U.S. Holder” (as defined below). This discussion applies only to ordinary shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities or currencies;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations);

●	persons that hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;

●	persons that acquired Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;

●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

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If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below under “––Passive Foreign Investment Company Rules,” distributions on ordinary shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its ordinary shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the ordinary shares and will be treated as described below under “—Sale or Other Taxable Disposition of Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

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As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on ordinary shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the

U.S. Holder’s holding period for such ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of ordinary shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of ordinary shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

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Based on our analysis of our income, assets, activities, and market capitalization, we believe that we were not a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2023. However, our PFIC status for any taxable year is a factual annual determination that can be made only after the end of the year and will depend on the composition of our income and assets and the value of our assets from time to time (including the value of our goodwill, which may be determined in large part by reference to the market price of the Class A ordinary shares from time to time, which could be volatile). In addition, the risk of us being a PFIC for any taxable year will increase if our market capitalization declines substantially during that year. Furthermore, whether and to which extent our income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including our future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of our income, such as income from cryptocurrency self-mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although we currently treat these items of income as active, such treatment is uncertain. Moreover, certain of our business activities generate passive income and, although the amount of such income is currently small, our risk of being a PFIC will increase if the proportion of our revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that we will not be a PFIC for its current or any future taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its ordinary shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its ordinary shares). Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its ordinary shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and our ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

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The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless our ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ordinary shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to ordinary shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its ordinary shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

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Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

British Virgin Islands Tax Considerations

The government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its shareholders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the Ordinary Shares in the Company owned by them and dividends received on such Ordinary Shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between Hong Kong and the British Virgin Islands.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the British Virgin Islands introducing certain economic substance requirements for in-scope British Virgin Islands entities which are engaged in certain “relevant activities”, which in the case of companies incorporated before January 1, 2019, will apply in respect of financial years commencing June 30, 2019 onwards. On March 12, 2019, the EU, as part of this ongoing initiative, announced the results of its assessment of the 2018 implementation efforts by various countries under its review. The British Virgin Islands was not on the announced list of non-cooperative jurisdictions, but was referenced in the report (along with 33 other jurisdictions) as being among countries requiring adjustments to their legislation to meet EU concerns by December 31, 2019 to avoid being moved to the list of non-cooperative jurisdictions.

Based on the ES Act currently, the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on the Company or its Operating Subsidiaries’ operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

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LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of ordinary shares has been passed on by Ogier.

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EXPERTS

The consolidated financial statements of mF International Limited incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Summit Group CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2023 and for the years ended December 31, 2023 and 2022 of mF International Limited incorporated in this prospectus by reference to the annual report on Form 20-F for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange controls or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, all our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our British Virgin Islands counsel, and our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Our Hong Kong counsel has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A ordinary shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://ir.m-finance.com/. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	our Annual Report for the fiscal year ended December 31, 2024 on Form 20-F, filed with the SEC on April 23, 2025;

●	the description of our Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 19, 2024, and any amendment or report filed for the purpose of updating such description;

●	our Current Report on Form 6-K furnished to the SEC on May 29, 2025 that announces entry into a share purchase agreement pursuant to which all of our Class B ordinary shares, representing approximately 97.73% of the aggregate voting power of the outstanding ordinary shares of the Company, will be sold by Gaderway Investments Limited to Fire Lucky Investment Co., Ltd. for US$7,800,000 in cash;

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●	our Current Report on Form 6-K furnished to the SEC on June 3, 2025 that announces of Mr. Haoyu Wang to serve as the new to serve as the Chief Executive Officer, Ms. Yang Liu to serve as the new Chief Financial Officer, and Ms. Yahong Hu, Mr. Wei Qian and Mr. Philippe Douste-Blazy to serve as independent directors, each as of June 2, 2025;

●	our Current Report on Form 6-K furnished to the SEC on June 25, 2025 that announces the closing of the share purchase agreement pursuant to which all of our Class B ordinary shares, representing approximately 97.73% of the aggregate voting power of the outstanding ordinary shares of the Company, were be sold by Gaderway Investments Limited to Fire Lucky Investment Co., Ltd. for US$7,800,000 in cash;

●	our Current Report on Form 6-K furnished to the SEC on July 7, 2025 that announces the consolidation of all of the Company’s issued and outstanding 4,204,775 Class A ordinary shares of no par value, each with one vote per share, and 9,046,892 Class B ordinary shares of no par value, each with 20 votes per share, on an 8:1 basis, which was approved by the Company’s board of directors and shareholders on May 30, 2025. As a result of the Share Consolidation, each of the 4,204,775 Class A ordinary shares and 9,046,892 Class B ordinary shares were automatically consolidated into 525,597 Class A ordinary shares of no par value, each with one vote per share, and 1,130,862 Class B ordinary shares of no par value, each with 20 votes per share, respectively, without any action on the part of the shareholders;

●	our Current Report on Form 6-K furnished to the SEC on August 29, 2025 that attaches as exhibits the loan agreement dated August 26, 2025 entered into between the Company and our controlling shareholder, Fire Lucky Investment Co., Ltd. pursuant to which Fire Lucky agreed to lend the Company $1,000,000 (the “Loan”). The Loan bears interest at the rate of 5% per annum, payable upon maturity of the Loan, matures on December 25, 2025, and is prepayable without penalty upon at least ten business days’ written notice to Fire Lucky;

●	our Current Report on Form 6-K furnished to the SEC on October 2, 2025 that attaches as exhibits our unaudited condensed consolidated financial statements and notes for the six months ended June 30, 2025 and 2024;

●	our Current Report on Form 6-K furnished to the SEC on November 4, 2025 that announces our adoption of the 2025 Share Incentive Plan and attaches as an exhibit our 2025 Share Incentive Plan; and

●	our Current Report on Form 6-K furnished to the SEC on November 25, 2025 that announces the issuance of Class A ordinary shares and Pre-Funded Warrants pursuant to the Purchase Agreement and attaches the press releases announcing the transaction and the Company’s digital asset treasury strategy and the appointment of new chief executive officer and director, the form of Pre-Funded Warrant, the form of Purchase Agreement and the form of registration statement.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

mF International Limited

2308, 23/F, The Center, 99 Queen’s Road Central

Central, Hong Kong(+852) 6810-1055

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

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mF International Limited

50,000,000 Class A ordinary shares

Prospectus Supplement

January 2, 2026